Exhibit 99.1

FOR IMMEDIATE RELEASE February 1, 2011	Investor Contact: Martie Edmunds Zakas Sr. Vice President - Strategy, Corporate Development & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec Director - Corporate Communications & Public Affairs
770-206-4240 jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2011 FIRST QUARTER RESULTS

LOSS PER SHARE OF $0.08 AND ADJUSTED LOSS PER SHARE OF $0.06

(ATLANTA) – Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $287.6 million and a net loss of $12.1 million for the fiscal 2011 first quarter ended December 31, 2010. Summarized consolidated 2011 first quarter results compared to 2010 first quarter results are as follows:

•

Net sales for the 2011 first quarter were $287.6 million, down 8.1 percent, compared to $313.1 million for the 2010 first quarter. The 2010 first quarter included $24.9 million of net sales of two Anvil businesses divested during the year. Net sales were essentially flat year-over-year, excluding the divested businesses.

•

Loss from operations for the 2011 first quarter was $4.3 million compared to income from operations for the 2010 first quarter of $0.3 million. Adjusted loss from operations for the 2011 first quarter was $2.4 million compared to adjusted income from operations of $0.7 million for the 2010 first quarter.

•

Net loss per share for the 2011 first quarter was $0.08 compared to a net loss per share for the 2010 first quarter of $0.07. Adjusted net loss per share for the 2011 first quarter was $0.06 compared to an adjusted net loss per share for the 2010 first quarter of $0.07.

•	Adjusted EBITDA for the 2011 first quarter was $17.7 million compared to adjusted EBITDA for the 2010 first quarter of $21.5 million.

“Overall, our financial results for the first quarter were about as we expected. Performance at both U.S. Pipe and Anvil improved on a year-over-year basis and, as anticipated, volume at Mueller Co. was down, which we believe was primarily due to higher inventory levels at our distributors coming into the quarter, coupled with municipal market uncertainty,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “We continued to benefit from the manufacturing and other cost reduction actions at U.S. Pipe. Higher sales pricing benefitted all three of our business segments in the first quarter, which offset increased raw material costs.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“In 2011, we expect to realize ongoing benefits from operational savings and reduced fixed costs associated with operational excellence initiatives and our U.S. Pipe plant closure. With rising raw material costs and municipal market uncertainty, we remain cautious with our near-term outlook. As we get closer to the second half of our fiscal year, which coincides with the construction season, we anticipate that we will see an improvement in volume on a year-over-year basis.”

First Quarter Consolidated Results

Net sales for the 2011 first quarter of $287.6 million decreased $25.5 million from net sales for the 2010 first quarter of $313.1 million. Net sales were essentially flat, excluding net sales from two divested Anvil businesses that had net sales of $24.9 million during the 2010 first quarter. Higher prices across all of our business segments of $12.8 million were more than offset by net lower shipment volumes of $14.1 million.

Adjusted loss from operations for the 2011 first quarter of $2.4 million decreased $3.1 million from adjusted income from operations for the 2010 first quarter of $0.7 million. Manufacturing and other cost savings of $13.7 million and higher sales prices of $12.8 million were more than offset by higher raw material costs of $10.0 million, higher per-unit overhead costs due to lower production of $9.2 million, lower shipment volumes of $6.3 million and the $1.6 million prior year gain from the sale of Anvil’s business that quarter.

First Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. for the 2011 first quarter of $129.8 million decreased $3.5 million from net sales for the 2010 first quarter of $133.3 million. Lower shipment volumes reduced net sales $7.9 million, which were partially offset by $3.7 million of increased net sales due to higher prices.

Adjusted income from operations for the 2011 first quarter of $8.8 million decreased $7.2 million from adjusted income from operations for the 2010 first quarter of $16.0 million. Higher sales prices of $3.7 million and manufacturing and other cost savings of $3.2 million were more than offset by higher per-unit overhead costs due to lower production of $5.4 million, higher raw material costs of $4.0 million and lower shipment volumes of $3.0 million.

U.S. Pipe

Net sales for U.S. Pipe for the 2011 first quarter of $74.4 million decreased $5.3 million from net sales for the 2010 first quarter of $79.7 million. Higher prices of $6.4 million were more than offset by lower shipment volumes of $11.7 million.

Adjusted loss from operations for the 2011 first quarter of $9.4 million improved $2.5 million from the adjusted loss from operations for the 2010 first quarter of $11.9 million. This improvement was driven by manufacturing and other cost savings of $7.5 million and higher sales prices of $6.4 million, which were partially offset by higher per-unit overhead costs due to lower production of $4.2 million, lower shipment volumes of $3.7 million and higher raw material costs of $3.2 million.

Anvil

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Net sales for Anvil for the 2011 first quarter of $83.4 million decreased $16.7 million from net sales for the 2010 first quarter of $100.1 million, which included $24.9 million related to two businesses sold during fiscal 2010. Net sales increased 10.9 percent, excluding the divested businesses. Net sales increased due to higher shipment volumes of $5.5 million and higher prices of $2.7 million.

Adjusted income from operations for the 2011 first quarter of $6.5 million increased $2.0 million from adjusted income from operations for the 2010 first quarter of $4.5 million. Manufacturing and other cost savings of $3.0 million and higher sales prices of $2.7 million improved operating results. These improvements were partially offset by higher raw material costs of $2.8 million. Included in the 2010 first quarter adjusted income from operations was a $1.6 million gain from a business sold during that quarter.

Interest Expense, Net

Interest expense, net for the 2011 first quarter of $15.9 million decreased $0.9 million from interest expense, net for the 2010 first quarter. The 2011 first quarter included $1.9 million of non-cash costs related to interest rate swap contracts. Although these contracts were terminated prior to fiscal 2011, the related costs are being amortized over the original term of the swap contracts. Excluding the $1.9 million of non-cash interest rate swap costs, interest expense declined due to lower debt levels and a lower effective interest rate during the 2011 first quarter.

Income Tax

The effective income tax rate for the 2011 first quarter was a benefit of 40.1 percent compared to the 2010 first quarter benefit of 35.2 percent. The higher rate in 2011 resulted in an additional benefit of about $1.0 million primarily related to adjustments of uncertain tax positions.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding restructuring. Adjusted EBITDA represents income (loss) from operations excluding restructuring, depreciation and amortization. The Company presents adjusted EBITDA because it is a measure management believes is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per share exclude restructuring, certain costs from settled interest rate swap contracts and the income tax effects of the previously mentioned items. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flow from operating activities less capital expenditures. It is presented as a measurement of cash flow because it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. Adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt have limitations as analytical tools, and securities analysts, investors and interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”).

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com

Conference Call Webcast

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Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 2, 2011 at 9:00 a.m. EST. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the website several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding benefits we expect to realize from operational savings, reduced fixed costs associated with operational excellence initiatives and our U.S. Pipe plant closure and the impact of these factors on our businesses. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the spending level for water and wastewater infrastructure;

•	the demand level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. manufactures and markets products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. With latest 12 months net sales through December 31, 2010 of $1.3 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 4,800 people. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s website at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2010	September 30, 2010
	(in millions)
Assets:
Cash and cash equivalents	$71.9	$83.7
Receivables, net	161.0	202.5
Inventories	267.5	268.4
Deferred income taxes	31.0	30.3
Other current assets	56.7	51.5

Total current assets	588.1	636.4

Property, plant and equipment, net	258.3	264.4
Goodwill	7.4	—
Identifiable intangible assets, net	624.9	632.4
Other noncurrent assets	34.9	35.0

Total assets	$1,513.6	$1,568.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$0.8	$0.7
Accounts payable	70.7	93.2
Other current liabilities	72.4	89.8

Total current liabilities	143.9	183.7

Long-term debt	691.7	691.5
Deferred income taxes	164.3	165.5
Other noncurrent liabilities	117.9	122.2

Total liabilities	1,117.8	1,162.9

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized;
155,328,301 shares and 154,708,474 shares outstanding at December 31, 2010 and September 30, 2010, respectively	1.5	1.5
Additional paid-in capital	1,596.8	1,597.5
Accumulated deficit	(1,135.6)	(1,123.5)
Accumulated other comprehensive loss	(66.9)	(70.2)

Total stockholders’ equity	395.8	405.3

Total liabilities and stockholders’ equity	$1,513.6	$1,568.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended December 31,
	2010	2009
	(in millions, except per share amounts)

Net sales	$287.6	$313.1
Cost of sales	238.0	257.2

Gross profit	49.6	55.9

Operating expenses:
Selling, general and administrative	52.0	55.2
Restructuring	1.9	0.4

Total operating expenses	53.9	55.6

Income (loss) from operations	(4.3)	0.3

Interest expense, net	15.9	16.8

Loss before income taxes	(20.2)	(16.5)
Income tax benefit	(8.1)	(5.8)

Net loss	$(12.1)	$(10.7)

Net loss per share:
Basic	$(0.08)	$(0.07)

Diluted	$(0.08)	$(0.07)

Weighted average shares outstanding:
Basic	154.9	154.0

Diluted	154.9	154.0

Dividends declared per share	$0.0175	$0.0175

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2010

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)

Balance at September 30, 2010	$1.5	$1,597.5	$(1,123.5)	$(70.2)	$405.3

Net loss	—	—	(12.1)	—	(12.1)
Dividends declared	—	(2.7)	—	—	(2.7)
Stock-based compensation	—	1.9	—	—	1.9
Stock issued under stock compensation plans	—	0.1	—	—	0.1
Derivative instruments	—	—	—	1.2	1.2
Foreign currency translation	—	—	—	1.7	1.7
Minimum pension liability	—	—	—	0.4	0.4

Balance at December 31, 2010	$1.5	$1,596.8	$(1,135.6)	$(66.9)	$395.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended December 31,
	2010	2009
	(in millions)
Operating activities:
Net loss	$(12.1)	$(10.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12.6	13.0
Amortization	7.5	7.8
Stock-based compensation	1.9	2.4
Deferred income taxes	3.0	(1.1)
Interest rate swap contracts	1.9	—
Other, net	1.6	0.3
Changes in assets and liabilities:
Receivables	42.2	62.6
Inventories	1.4	20.0
Other current assets and other noncurrent assets	(11.2)	24.5
Accounts payable and other liabilities	(43.6)	(58.7)

Net cash provided by operating activities	5.2	60.1

Investing activities:
Capital expenditures	(6.4)	(8.7)
Acquisition of business, net of cash acquired	(7.9)	—
Proceeds from sales of assets	0.6	14.0

Net cash provided by (used in) investing activities	(13.7)	5.3

Financing activities:
Increase (decrease) in outstanding checks	(1.4)	1.8
Debt borrowings	0.2	—
Debt paid or repurchased	—	(2.8)
Payment of deferred financing fees	(0.3)	—
Common stock issued	0.1	0.1
Dividends paid	(2.7)	(2.7)

Net cash used in financing activities	(4.1)	(3.6)

Effect of currency exchange rate changes on cash	0.8	0.7

Net change in cash and cash equivalents	(11.8)	62.5
Cash and cash equivalents at beginning of period	83.7	61.5

Cash and cash equivalents at end of period	$71.9	$124.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended December 31, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$129.8	$74.4	$83.4	$—	$287.6

Gross profit (loss)	$29.2	$(2.4)	$22.4	$0.4	$49.6
Selling, general and administrative expenses	20.4	7.0	15.9	8.7	52.0
Restructuring	0.4	0.9	0.6	—	1.9

Income (loss) from operations	$8.4	$(10.3)	$5.9	$(8.3)	(4.3)

Interest expense, net					15.9
Income tax benefit					(8.1)

Net loss					$(12.1)

Net loss per diluted share					$(0.08)

Capital expenditures	$3.2	$1.4	$1.4	$0.4	$6.4

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$8.4	$(10.3)	$5.9	$(8.3)	$(4.3)
Impairment	—	—	—	—	—
Restructuring	0.4	0.9	0.6	—	1.9

Adjusted income (loss) from operations	8.8	(9.4)	6.5	(8.3)	(2.4)
Depreciation and amortization	11.7	4.5	3.7	0.2	20.1

Adjusted EBITDA	$20.5	$(4.9)	$10.2	$(8.1)	$17.7

Adjusted net loss:
Net loss					$(12.1)
Interest rate swap settlement costs, net of tax					1.2
Restructuring, net of tax					1.2

Adjusted net loss					$(9.7)

Adjusted net loss per diluted share					$(0.06)

Free cash flow:
Net cash provided by operating activities					$5.2
Capital expenditures					(6.4)

Free cash flow					$(1.2)

Net debt (end of period):
Current portion of long-term debt					$0.8
Long-term debt					691.7

Total debt					692.5
Less cash and cash equivalents					(71.9)

Net debt					$620.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended December 31, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$133.3	$79.7	$100.1	$—	$313.1

Gross profit (loss)	$36.9	$(4.0)	$23.0	$—	$55.9
Selling, general and administrative expenses	20.9	7.9	18.5	7.9	55.2
Restructuring	0.1	0.3	—	—	0.4

Income (loss) from operations	$15.9	$(12.2)	$4.5	$(7.9)	0.3

Interest expense, net					16.8
Income tax benefit					(5.8)

Net loss					$(10.7)

Net loss per diluted share					$(0.07)

Capital expenditures	$3.7	$4.0	$1.0	$—	$8.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$15.9	$(12.2)	$4.5	$(7.9)	$0.3
Restructuring	0.1	0.3	—	—	0.4

Adjusted income (loss) from operations	16.0	(11.9)	4.5	(7.9)	0.7
Depreciation and amortization	12.4	4.4	3.9	0.1	20.8

Adjusted EBITDA	$28.4	$(7.5)	$8.4	$(7.8)	$21.5

Adjusted net loss:
Net loss					$(10.7)
Restructuring, net of tax					0.2

Adjusted net loss					$(10.5)

Adjusted net loss per diluted share					$(0.07)

Free cash flow:
Net cash provided by operating activities					$60.1
Capital expenditures					(8.7)

Free cash flow					$51.4

Net debt (end of period):
Current portion of long-term debt					$11.7
Long-term debt					725.7

Total debt					737.4
Less cash and cash equivalents					(124.0)

Net debt					$613.4